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                                 SCHEDULE 14A
                                (Rule 14A-101)

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

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[_]  Soliciting Material Pursuant to Rule 14a-12.

                             QUALITY DINING, INC.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                          [Quality Dining Letterhead]



                                                   February 28, 2000



Mr. David W. Schostak
NBO, LLC
25800 Northwestern Highway
Suite 750
Southfield
Michigan 48075

Dear Mr. Schostak:

          I am in receipt of your letter dated February 28, 2000 in which NBO purportedly drops the financing condition from its offer to acquire the Company.

          NBO's letter is disingenuous on two counts. First, NBO's offer remains subject to a full due diligence review - which has exactly the same effect as a financing condition. Second, NBO still has not provided any assurances that it can obtain the necessary financing for its acquisition proposal, despite the Company's request for such evidence. Simply dropping the financing condition does not mean that you will have the financing when it comes time to perform. Moreover, considering the significant due diligence condition, NBO may never become a serious bidder.

          We view your letter as simply another of NBO's grandstanding tactics to divert the attention of the Company's shareholders before the election of directors at the annual meeting. NBO knows that the Board cannot take all the necessary and appropriate steps to evaluate NBO's offer in the short period pending the meeting. As I have previously stated, the new Board will fairly consider the NBO proposal in a proper deliberate manner following the annual meeting and no option favoring shareholders will be foreclosed in such consideration.

                                  Very truly yours,

                                  /s/ Daniel B. Fitzpatrick

                                  Daniel B. Fitzpatrick
                                  Chairman, President & CEO